                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this ____ day of May, 1999 by and among JENNICA DEVELOPMENTS LIMITED, an Ontario corporation ("Seller"), AMERICAN GROUP, INC., a Nevada corporation ("Buyer"), and 9006-1474 QUEBEC INC., a Quebec corporation doing business as Torland ("Torland"), and 9075-7774 QUEBEC INC., a Quebec corporation ("AGI Quebec") which is wholly owned by Buyer.

                              W I T N E S S E T H:

         WHEREAS, Seller owns 10 Class A shares of common stock of Torland representing all of the issued and outstanding capital stock of Torland (the "Stock"); and

         WHEREAS, Seller desires to sell to Buyer and AGI Quebec, and Buyer and AGI Quebec desire to purchase from Seller, the Stock upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1
                           PURCHASE AND SALE AND STOCK
                           ---------------------------

         Subject to the terms and conditions set forth in this Agreement, as of the date hereof, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, the Stock pursuant to a Stock Transfer Form.

                                    ARTICLE 2
                   CONSIDERATION AND LOAN REPAYMENT - CLOSING
                   ------------------------------------------

         Section 2.1 Consideration and Loan Repayment. Torland is indebted to Seller in the amount of $1,200,592.86 (CDN) (the "Seller Receivable"). Buyer and AGI Quebec shall buy the Seller Receivable for $1,200,592.86 (CDN) or its U.S. equivalent, and will pay the balance of $1,200,000 (USD) to Seller, all as follows: upon the execution and delivery of this Agreement, Buyer will wire transfer $400,000 to an account designated by Seller. In addition, Buyer and AGI Quebec will enter into a Promissory Note in the form attached as Exhibit 2.1.A (the "Note") in the principal amount of $800,000 (USD), with interest at the rate of 8% per year, payable as follows:

                  On or before              Amount
                  ------------              ------

                  October 15, 1999          $200,000 plus accrued interest
                  January 15, 2000          $200,000 plus accrued interest
                  April 15, 2000            $200,000 plus accrued interest
                  July 15, 2000             $200,000 plus accrued interest

All amounts shall first be applied to repayment of the Seller Receivable; the balance shall be consideration for the Stock. All amounts payable hereunder shall be secured pursuant to the security agreements and guarantees referenced herein. In addition to the foregoing, Seller will receive additional consideration from AGI Quebec and Buyer pursuant to a Share Exchange Agreement, Amalgamation Agreement and Support Agreement, all in the forms of Exhibit 2.1.B (collectively the "AGI Quebec Agreements").

         Section 2.2 Closing. Subject to the conditions contained herein, including those in Section 5 and 6, the parties shall close the transactions contemplated by this Agreement on April 15, 1999, at a time and place and in a manner to be mutually agreed upon. It is contemplated that the parties may execute the documents and agreements contemplated herein via fax, with the original execution copies of such documents to be delivered to all parties signing them. Until such time as the executed originals are delivered, the consideration, including the cash component and the Note, together with such other documents as Seller may reasonably request including the Buyer's certificate representing the Stock, shall be conditionally delivered to Richard
F. Wolf, Esq., counsel to Seller, and the stock certificates and documents of transfer, and such other documents as Buyer may reasonably request, shall be conditionally delivered to Robert I. Claire, Esq., counsel for Buyer.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         In order to induce Buyer to enter this Agreement, Seller represents and warrants to Buyer the following which shall survive until May 1, 2000:


         Section 3.1 Torland is in good standing as of the date hereof under the laws of Quebec, Canada;

         Section 3.2 Seller owns ten (10) Class A common shares of Torland, free and clear of all liens and encumbrances, which shares constitute 100% of the authorized, issued and outstanding common shares of Torland; and

         Section 3.3 Except as provided in this Agreement or the agreements referenced herein, upon the payment of the Purchase Price set forth herein, neither Seller nor any affiliate (including Louis Zanette, Tony Zanette, or any family member of either of them) will have any ownership, security interest, mortgage, lien, or claim to, the capital stock or assets of Torland;

         Section 3.4 With respect to Torland's BEX leases 120, 122, 123, 124 and 125 (the "Leases"):

                  (a) The Leases are currently in good standing, with all fees and taxes which are required to have been paid have been paid;

                  (b) No default has occurred which has not been cured and Torland is in material compliance with all the terms, conditions and restrictions of the Leases;

                  (c) The Leases are registered/recorded in the name of Torland; and

                  (d) A change of ownership/control of Torland will not trigger a default or termination of the Leases.

         Section 3.5 Torland owns all of its assets referenced in its most recent financial statements except assets which have been sold or transferred in the ordinary course of business.

         Section 3.6 Other than those matters which are to be satisfied or assumed as a result of or in connection with the transaction contemplated by this Agreement, there is no litigation or similar proceeding pending, or any judgment in existence, or to the knowledge of the President of Torland, threatened against or relating to Torland, or to its properties, or business nor has Torland received written notice of any such action, or of any governmental investigation relative to Torland, its properties and businesses.

         Section 3.7 Torland has paid any and all taxes, license fees, or other charges levied, assessed or imposed, upon the business and any property of Torland, except those which are not yet due and payable.

         Section 3.8 Torland has duly prepared and filed all tax returns and reports required to be filed by it on or before the date hereof with all governmental, provincial, Federal, State and local tax authorities, that the returns so filed are true and correct in all material respects, and that all such taxes, including sales, corporate, property, excise and use taxes, if any, due and owing pursuant to such returns have been paid.

         Section 3.9 Neither Torland nor Seller is presently involved in any active or outstanding disputes with any tax authority.

         Section 3.10 Neither Torland nor Seller has entered into any agreements to sell, mortgage, pledge or transfer any parts of Torland's business as a going concern, and that there are no claims by any third parties arising out of such agreement.

         Section 3.11 Neither Torland nor Seller has entered into any agreement with any broker or fiduciary agent, which will in any manner give rise to a cause of action for a brokerage commission or fee arising out of this sale.

         Section 3.12 The Seller and Torland have the legal power and right to enter into and perform this Agreement and the consummation of the transaction contemplated by this Agreement will not result in a breach of any terms or provision of, nor constitute a default under, any contract, mortgage or other instruments to which Seller or Torland is a party or by which it is bound except where such breach or default would not have a material adverse effect on Torland.

         Section 3.13 Financial Statements. The financial statements attached hereto are true and correct in all material respects and present fairly the financial condition at and as of the dates shown thereon.

                                    ARTICLE 4
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Seller to sell the Stock hereunder, Buyer hereby makes the following representations and warranties.

         Section 4.1 Buyer's Authority. Buyer has full power and authority to make, execute, deliver and perform this Agreement and the agreements referenced herein. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

         Section 4.2 No Conflicts. The making, execution, delivery and performance of this Agreement and the agreements and documents contemplated herein and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision, or result in the default, acceleration or other breach, of any note, mortgage, indenture, loan or other instrument by which Buyer is affected or bound.

         Section 4.3 Consents and Approvals. No filings with, notices to or approvals of any United States governmental or regulatory body or any governmental or regulatory agency of any state or local government or any other person are necessary to be obtained by Buyer for the consummation of the transactions contemplated hereby.

         Section 4.4 Securities Matters. Buyer acknowledges and agrees that the shares of Stock have not been and will not be registered under the Securities Act of 1933, as amended, or under any Canadian, provincial or state securities law, and Buyer will not resell the Stock unless they are so registered or unless a valid exemption from registration is available. Buyer consents to the imposition of a legend to this effect on the certificates for the Stock and to a notation to this effect on the certificates for the Stock and in the appropriate records of Torland. Buyer represents and warrants that it, or its representatives, has had an adequate opportunity to ask questions and receive answers from the Seller and the officers of Torland concerning any and all matters relating to the transaction described herein. Buyer further represents and warrants that (i) Buyer has such knowledge, sophistication and expertise in the business and financial matters that Buyer is capable of evaluating the merits and risks of an investment in the Stock; (ii) Buyer fully understands the nature, scope and duration of limitations on transfer described in this Section, and (iii) Buyer can bear the economic risk of an investment in the Stock and can afford a complete loss of such investment.

         Section 4.4 No Material Misrepresentations. No representation, warranty or covenant of the Buyer contained herein contains any untrue statement of a material fact or omits a material fact necessary to make the statement contained therein not misleading.

                                    ARTICLE 5
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

         The obligation of Buyer to purchase the Stock under this Agreement is subject to the satisfaction of all of the following conditions:

         Section 5.1 Accuracy of Seller's Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement shall be true.

         Section 5.2 Performance by Seller. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement.

         Section 5.3 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated hereby, shall have been instituted or threatened.

         Section 5.4 Corporate Approval. The execution and delivery of this Agreement by Torland and Seller, and the performance of the transactions contemplated hereby, shall have been duly authorized by all necessary corporate action.

         Section 5.5 Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer.

         Section 5.6 Approval and Delivery of Documents. All certificates and documents required to be delivered by Seller and Torland under this Agreement shall be delivered to Buyer in a form satisfactory in all reasonable respects to Buyer and its counsel.

         Section 5.7 Certain Agreements. The following agreements shall have been executed and delivered:

                  5.7.1 The Promissory Note issued by Buyer in the form of
Exhibit 2;

                  5.7.2 The Supply Contract by and among Torland, LPS Acquisition Corp., a Florida corporation, and Buyer in the form attached hereto as Exhibit 5.7.2;

                  5.7.3 Torland Guarantee and Hypothec (Moveable and Immoveable) given by Torland in the form of Exhibit 5.7.3;

                  5.7.4 Employment Agreement by and among Torland, Louis Zanette and Buyer in the form of Exhibit 5.7.4;

                  5.7.5 Funding Agreement by and between Torland and Buyer in the form of Exhibit 5.7.5;

                  5.7.6 Legal Opinion of Axelrod, Smith and Kirschbaum in the form of Exhibit 5.7.6;

                  5.7.7 Legal Opinion of Bondy Baker Wolf in the form of Exhibit 5.7.7;

                  5.7.8 Assignment of Receivable in the form of Exhibit 5.7.8;
and

                  5.7.9 AGI Quebec Agreements.

         5.8 Stock. Buyer shall have received a certificate representing the Stock to be transferred hereunder, together with such documents of transfer as Buyer may reasonably request.

         5.9 Release. Buyer shall have received a release executed and delivered by Louis Zanette and Seller of any claims against Torland arising prior to the date hereof in the form of Exhibit 5.9.

         5.10 Lator Agreement. Buyer will cause Lator International, Inc. to acknowledge that the September 24, 1997 letter agreement with Torland has been terminated.

                                    ARTICLE 6
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE
                  --------------------------------------------

         The obligation of Seller to sell and transfer the Stock under this Agreement is subject to the satisfaction of all of the following conditions:

         Section 6.1 Accuracy of Buyer's Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by Buyer in this Agreement shall be true.

         Section 6.2 Performance by Buyer. Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement.

         Section 6.3 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated hereby, shall have been instituted or threatened.

         Section 6.4 Corporate Approval. The execution and delivery of this Agreement by Torland and Buyer, and the performance of the transactions contemplated hereby, shall have been duly authorized by all necessary corporate action.

         Section 6.5 Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Buyer and delivered to Buyer.

         Section 6.6 Approval and Delivery of Documents. All certificates and documents required to be delivered by Buyer and Torland under this Agreement shall be delivered to Seller in a form satisfactory in all reasonable respects to Seller and its counsel.

         Section 6.7 Certain Agreements. The agreements set forth in Section 5.7 shall have been executed and delivered.

         Section 6.8 Payment. Seller shall have received the payment of $400,000 as contemplated in Section 2 hereof.

         Section 6.9 Release. Seller and Louis Zanette shall have received a release from Torland of any claims arising prior to the date hereof in the form of Exhibit 6.9. In addition, Seller and all of its affiliates shall be released from all personal guarantees given on behalf of Torland. Should the Buyer, notwithstanding its best efforts, be unable to secure a release of any personal guarantee, then the Buyer shall indemnify, defend and hold harmless the Seller, Louis Zanette and their affiliates from any liability, claim, costs or damages in respect of those guarantees. The Buyer's best efforts shall include but not be limited to providing its corporate guarantee, or that of any of its affiliates in substitution for the Seller's or Zanette's.

         Section 6.10 Payment of Legal Fees. Buyer shall pay all of Seller's legal fees incurred in connection with this Agreement and the transactions contemplated herein at closing.

         Section 6.11 Stock Pledge. The shares of Stock shall be pledged to secure the obligations of AGI and Torland pursuant to a Pledge Agreement in the form of Exhibit 6.11.

                                    ARTICLE 7
                                 FURTHER ACTIONS
                                 ---------------

         Seller, at the Closing, or at any time after the Closing, will execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purposes of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession any or all property to be conveyed and transferred under this Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION
                                 ---------------

         Section 8.1 Indemnification of Seller. Torland and Buyer agree to indemnify, defend and hold harmless Seller from and against all taxes, penalties, fines, damages, sanctions, losses, assessments, liabilities, costs and other expenses (including reasonable attorneys' fees), whether or not resulting from third party claims (collectively "Losses"), in any way arising out of or related to any act or omission of Torland or Buyer after Closing and any breach or other default of any agreements, representations, warranties or covenants on the part of Torland or Buyer contained in this Agreement or any of the documents referred to herein.

         Section 8.2 Indemnification by Seller. Seller agrees to indemnify, defend and hold harmless Buyer from and against all Losses in any way arising out of or related to any breach or other default of any agreements, representations, warranties or covenants on the part of Seller contained in this Agreement.

         Section 8.3 Notice of Claim. In the event of a breach or other claim, the party claiming such breach or making such other claim (the "Indemnitee") shall give written notice ("Notice") to the party in breach or against whom such other claim is made (the "Indemnitor") stating that payment of an amount described in such notice is due and payable to the Indemnitee under the provisions of this Agreement on grounds set forth in such notice.

         Section 8.4 Defense. If any action, litigation, suit, investigation, arbitration or other proceeding ("Proceeding") is brought against an Indemnitee for which such Indemnitee is or may be entitled to indemnification pursuant to Sections 8.1 or 8.2 from an Indemnitor, the Indemnitee shall promptly give notice to the Indemnitor of such Proceeding. The Indemnitor shall, at its own expense, have the opportunity to be represented by counsel of its choosing and to assume and conduct the defense of any such Proceeding upon providing a written undertaking to that effect to the Indemnitee. If, after such opportunity, the Indemnitor or its counsel does not assume the defense of any such Proceeding, it shall be bound by the results obtained by the Indemnitee. In the event that the Indemnitee does not receive written notice from the Indemnitor within fifteen (15) days of having given notice to the Indemnitor of any such Proceeding, the Indemnitor shall be deemed to have elected not to assume the defense of such Proceeding, and in such event the Indemnitee will have the right to conduct such defense and to compromise and settle such Proceeding without the consent of the Indemnitor. In the event that the Indemnitor does elect to assume the defense of such Proceeding, the Indemnitee will cooperate with and make available to the Indemnitor such assistance and materials as may be reasonably requested by it, and the Indemnitee will have the right at its expense to participate in the defense; provided, however, that neither party will have the right to compromise or settle such Proceeding without the prior written consent of the other party which shall not be unreasonably withheld.

         Section 8.5 Cooperation and Access. The parties shall cooperate fully with each other after the Closing Date with respect to any claims, demands, tax or other audits, suits, actions and proceedings by or against Torland, Seller or Buyer, as the case may be, in respect of Torland or the Stock, whether or not either party has notified the other of a claim for indemnity with respect to such matter.

         Section 8.6 Limitations. No claim for indemnification may be made hereunder unless and until the amount of such claim or claims equals or exceeds $50,000, and then only for such excess. In no event shall the amount payable by reason of indemnification exceed the amount owing under the Note which may from time to time be outstanding. In no event may a claim for indemnification be brought after May 1, 2001, except for a claim under Section 3.3. Other than a claim of indemnification hereunder, the Buyer may not assert any other claims, whether arising under contract, statute, common law or otherwise, with respect to any matter involving the transfer of the Stock to the Buyer or any of the transactions contemplated by this Agreement or under this Agreement. Notwithstanding anything contained herein, the covenants and obligations of Buyer and Torland with respect to the payment of the consideration to Seller set forth in Article 2 shall not be subject to any of the limitations in this
Section 8.6 as to amount, time or otherwise.

         Section 8.7 Set-Off. Buyer and Torland shall have the right to satisfy any amount due and owing hereunder pursuant to Article 2 hereof or under the Employment Agreement by them to the Seller by way of set-off against any liquidated amount due and owing from time to time by the Seller to Buyer and Torland; provided, however, that Buyer and Torland must first notify Seller in writing of their intent to set off, stating with reasonable particularity the reasons therefor, and the amount to be set off; and provided further that Seller has not provided written objection thereto within 15 days of receipt of such written notice of setoff.


                                    ARTICLE 9
                                     NOTICES
                                     -------

         Section 9.1 Notices to Parties. All notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile transmission and confirmed by U.S. mail and shall be effective one (1) day after sending by a nationally recognized overnight delivery service to the addresses stated below, or to such other addresses as to which either party shall have previously notified the other party in writing. Any such notice not contemplated above shall be effective upon receipt. For the purposes of this Section, the addresses of the parties shall be as follows:

         If to Seller:              JENNICA DEVELOPMENTS LIMITED
                                    9190 The Lane
                                    Naples, FL  34109

         With a copy to:            Richard F. Wolf, Esq.
                                    Bondy Baker Wolf
                                    72 Talbot Street North
                                    Essex, Ontario N8M 1A2
                                    CANADA

         If to Buyer or
         AGI Quebec:                AMERICAN GROUP, INC.
                                    10570 Hagen Ranch Road
                                    Boynton Beach, FL  33437
                                    Attn:  Eric W. Deckinger, President

         With a copy to:            Robert I. Claire, Esq.
                                    7280 W. Palmetto Park Road
                                    Suite 106
                                    Boca Raton, FL  33433

         9.2 Change of Address. A party may change the address to which such communications are to be directed by notice to the other parties as provided in
Section 9.1.

                                   ARTICLE 10
                                  MISCELLANEOUS
                                  -------------

         Section 10.1 Complete Agreement. This Agreement, including the Schedules and Exhibits referred to herein, is the complete agreement between the parties and supersedes all prior negotiations and agreements. There are no representations, warranties, covenants, conditions, terms, agreements, promises, understandings, commitments or other arrangements other than those expressly set forth or incorporated herein or made in writing on or after the date of this Agreement and the letter agreement dated September 24, 1997 between Torland and Lator International, Inc. is null and void and of no further force and effect.

         Section 10.2 Governing Law. This Agreement has been made and accepted in the State of Florida and it shall be interpreted in accordance with, and governed by, the laws of the State of Florida. Venue for any proceeding arising hereunder shall be Palm Beach County, Florida.

         Section 10.3 Binding Agreement; Successors. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors, assigns, heirs, legatees, executors, personal representatives, guardians, custodians, administrators and conservators of the parties hereto, provided that no assignment of this Agreement shall be effective without the express written consent of the other parties.

         Section 10.4 Headings. The article, section, subsection, Schedule and Exhibit headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, nor are they deemed to constitute a part of this Agreement.

         Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         Section 10.6 Time of the Essence. Time shall be of the essence of this Agreement and of each and every part thereof.

         Section 10.7 Waiver. The failure of either party to exercise or enforce any right or remedy conferred upon it hereunder shall not be deemed to be a waiver of any such right or remedy nor operate to bar the exercise or enforcement thereof at any time thereafter.

         Section 10.8 Confidentiality. Except to the extent required by law, the parties shall maintain the terms of this Agreement and all agreements and documents referenced herein strictly confidential.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                      JENNICA DEVELOPMENTS LIMITED, an Ontario corporation


                                      By:
                                         --------------------------------------

                                      Its:
                                          -------------------------------------

                                   AMERICAN GROUP, INC., a Florida corporation


                                   By:
                                      ----------------------------------------

                                   Its:
                                      ----------------------------------------

                                   9006-1474 QUEBEC INC., a Quebec corporation doing business as Torland


                                   By:
                                      ----------------------------------------

                                   Its:
                                      ----------------------------------------


                                   9075-7774 QUEBEC INC.


                                   By:
                                      ----------------------------------------
                                            Eric W. Deckinger
                                   Its:
                                      ----------------------------------------